Exhibit 99.1

IRADIMED CORPORATION Announces Third Quarter 2019 Financial Results

•                  Reports third quarter 2019 revenue of $10.0 million, GAAP diluted EPS of $0.20 and non-GAAP diluted EPS of $0.23

•                  Updates full-year financial guidance

Winter Springs, Florida, October 30, 2019 — IRADIMED CORPORATION (NASDAQ: IRMD), a leader in the development of innovative magnetic resonance imaging (“MRI”) medical devices and the only known provider of a non-magnetic intravenous (“IV”) infusion pump system and non-magnetic patient vital signs monitoring system that are designed for use during MRI procedures, today announced financial results for the three and nine months ended September 30, 2019.

For the third quarter ended September 30, 2019, the Company reported revenue of $10.0 million compared to $7.6 million for the third quarter 2018. Net income was $2.5 million, compared to $2.4 million for the third quarter 2018. Diluted earnings per share was $0.20 for both periods. Gross profit margin was 78.2 percent, compared to 76.0 percent for the third quarter 2018. Domestic sales were 83.1 percent of total revenue, compared to 80.1 percent for the third quarter 2018. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $2.6 million for the third quarter 2019 compared to $1.7 million for the third quarter 2018.

Non-GAAP net income was $2.8 million for the quarter ended September 30, 2019, which excludes $0.3 million of stock compensation expense, net of tax. Non-GAAP net income for the quarter ended September 30, 2018 was $1.7 million, which excludes $0.4 million of stock compensation expense, net of tax and a $1.1 million reduction to non-GAAP net income for an infrequent tax item related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options. Non-GAAP earnings per diluted share was $0.23, compared to $0.14 for the third quarter 2018. Free cash flow was $3.1 million, compared to $0.7 million for the third quarter 2018.

For the nine months ended September 30, 2019, the Company reported revenue of $27.6 million compared to $22.1 million for the same period in 2018. Net income was $6.4 million, or $0.52 per diluted share, compared to net income of $4.6 million, or $0.38 per diluted share for the same period in 2018. Gross profit margin was 78.0 percent, compared to 76.3 percent for the same period in 2018. Domestic sales were 83.0 percent of total revenue, compared to 80.6 percent for the same period in 2018. Revenue from sales of our 3880 MRI compatible patient vital signs monitoring system was $6.2 million for the nine months ended September 30, 2019 compared to $4.4 million for the same period in 2018.

Non-GAAP net income was $6.8 million for the nine months ended September 30, 2019, which excludes $1.0 million of stock compensation expense, net of tax and a $0.6 million reduction to non-GAAP net income resulting from an infrequent tax item related to excess tax benefits recognized in the provision for income taxes for the exercise and sale of certain incentive stock options. Non-GAAP net income for the nine months ended September 30, 2018 was $4.6 million, which excludes $1.0 million of stock compensation expense, net of tax and a $1.1 million reduction to non-GAAP net income for an infrequent tax item related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options. Non-GAAP earnings per diluted share for the nine months ended September 30, 2019 was $0.56, compared to $0.38 for the same period in 2018. Free cash flow was $6.1 million, compared to $3.7 million for the nine months ended September 30, 2018.

As of September 30, 2019, the Company had combined cash and investments of $42.6 million.

“We are pleased with these strong financial results and resolution of the FDA warning letter announced earlier this month. Adoption of our MRI patient care products is growing, and we will continue making investments in new products and scaling our commercial capabilities. We also remain opportunistic around identifying and investing in other technologies that are supportive of our market positioning,” said Leslie McDonnell, President and Chief Executive Officer of the Company.

Financial Guidance

This financial guidance includes the expected resolution of our CE Mark expiration as announced on January 22, 2019 and excludes revenue from sales of the Ferro-magnetic Detection System, which we now expect to launch during the second half of 2020.

The Company updated its full year 2019 financial guidance and now expects to report revenue of $38.5 million to $38.7 million, GAAP diluted earnings per share of $0.69 to $0.71 and non-GAAP diluted earnings per share of $0.75 to $0.77. Costs associated with our new CEO are expected to negatively impact full-year GAAP diluted earnings per share by $(0.04) and non-GAAP diluted earnings by $(0.01).

The Company previously expected to report revenue of $38.5 million to $39.5 million, GAAP diluted earnings per share of $0.65 to $0.69 and non-GAAP diluted earnings per share of $0.70 to $0.74.

For the fourth quarter 2019, the Company expects to report revenue of $10.8 million to $11.1 million, GAAP diluted earnings per share of $0.17 to $0.19 and non-GAAP diluted earnings per share of $0.19 to $0.21. Costs associated with our new CEO are expected to negatively impact fourth quarter GAAP diluted earnings per share by $(0.03) and non-GAAP diluted earnings per share by $(0.01).

For the full year ending December 31, 2019, the Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax, and an infrequent tax item, which the Company expects to be approximately $1.4 million and $(0.6) million, respectively. For the fourth quarter 2019, the Company’s non-GAAP earnings per share guidance excludes stock-based compensation expense, net of tax of $0.4 million.

Use of non-GAAP Financial Measures

The Company believes the use of non-GAAP net income, free cash flow and infrequent income tax items are helpful to our investors. These measures, which we refer to as our non-GAAP financial measures, are not prepared in accordance with U.S. GAAP. We calculate non-GAAP net income as net income excluding stock-based compensation expense, net of tax. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, we believe that providing non-GAAP financial measures that exclude stock-based compensation expense allows for meaningful comparisons between our operating results from period to period. Infrequent tax items are considered based on their nature and are excluded from the provision for income taxes as these costs or benefits are not indicative of our normal or future provision for income taxes. We calculate free cash flow as net cash provided by operating activities, less net cash used in investing activities for purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business that can be used for strategic opportunities, including investing in our business, making strategic acquisitions, strengthening our balance sheet and returning cash to our shareholders via share repurchases. All of our non-GAAP financial measures are important tools for financial and operational decision making and for evaluating our operating results.

A reconciliation of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the table later in this release immediately following the condensed statements of cash flows. These non-GAAP financial measures should not be considered in isolation or as a substitute for a measure of the Company’s operating performance or liquidity prepared in accordance with U.S. GAAP and are not indicative of net income or cash provided by operating activities.

Conference Call

IRADIMED has scheduled a conference call to discuss this announcement beginning at 11:00 a.m. Eastern Time today, October 30, 2019. Individuals interested in listening to the conference call may do so by dialing 1-844-413-1781 for domestic callers, or 1-716-247-5767 for international callers, and entering the reservation code 8278426.

The conference call will also be available real-time via the internet at http://www.iradimed.com/en-us/investors/events/. A recording of the call will be available on the Company’s website following the completion of the call.

About IRADIMED CORPORATION

IRADIMED CORPORATION is a leader in the development of innovative magnetic resonance imaging (“MRI”) compatible medical devices. We are the only known provider of a non-magnetic intravenous (“IV”) infusion pump system that is specifically designed to be safe for use during MRI procedures. We were the first to develop an infusion delivery system that largely eliminates many of the dangers and problems present during MRI procedures. Standard infusion pumps contain magnetic and electronic components which can create radio frequency interference and are dangerous to operate in the presence of the powerful magnet that drives an MRI system. Our patented MRidium® MRI compatible IV infusion pump system has been designed with a non-magnetic ultrasonic motor, uniquely designed non-ferrous parts and other special features to safely and predictably deliver anesthesia and other IV fluids during various MRI procedures. Our pump solution provides a seamless approach that enables accurate, safe and dependable fluid delivery before, during and after an MRI scan, which is important to critically-ill patients who cannot be removed from their vital medications, and children and infants who must generally be sedated to remain immobile during an MRI scan.

Our 3880 MRI compatible patient vital signs monitoring system has been designed with non-magnetic components and other special features to safely and accurately monitor a patient’s vital signs during various MRI procedures. The IRADIMED 3880 system operates dependably in magnetic fields up to 30,000 gauss, which means it can operate virtually anywhere in the MRI scanner room. The IRADIMED 3880 has a compact, lightweight design allowing it to travel with the patient from their critical care unit, to the MRI and back, resulting in increased patient safety through uninterrupted vital signs monitoring and decreasing the amount of time critically ill patients are away from critical care units. The features of the IRADIMED 3880 include: wireless ECG with dynamic gradient filtering; wireless SpO2 using Masimo® algorithms; non-magnetic respiratory CO2; non-invasive blood pressure; invasive blood pressure; patient temperature, and; optional advanced multi-gas anesthetic agent unit featuring continuous Minimum Alveolar Concentration measurements. The IRADIMED 3880 MRI compatible patient vital signs monitoring system has an easy-to-use design and allows for the effective communication of patient vital signs information to clinicians.

For more information please visit www.iradimed.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Act of 1995, particularly statements regarding our expectations, beliefs, plans, intentions, future operations, financial condition and prospects, and business strategies. These statements relate to future events or our future financial performance or condition and involve unknown risks, uncertainties and other factors that could cause our actual results, level of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. The risks and uncertainties referred to above include, but are not limited to, risks associated with the Company’s ability to receive an EC Certificate or CE Mark for our existing products, receive FDA 510(k) clearance for new products; unexpected costs, delays or diversion of management’s attention associated with the design, manufacture or sale of new products; the Company’s ability to implement successful sales techniques for existing and future products and evaluate the effectiveness of its sales techniques; additional actions, warnings or requests from the FDA; our significant reliance on a single product; potential disruptions in our limited supply chain for our products; a reduction in international distribution; actions of the FDA or other regulatory bodies that could delay, limit or suspend product development, manufacturing or sales; the effect of recalls, patient adverse events or deaths on our business; difficulties or delays in the development, production, manufacturing and marketing of new or existing products and services; changes in laws and regulations or in the interpretation or application of laws or regulations.

Further information on these and other factors that could affect the Company’s financial results is included in filings we make with the Securities and Exchange Commission from time to time. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update forward-looking statements.

IRADIMED CORPORATION

CONDENSED BALANCE SHEETS

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,637,408	$28,027,688
Accounts receivable, net	6,924,977	4,209,992
Investments	3,926,904	6,349,915
Inventory, net	4,351,040	4,059,443
Prepaid expenses and other current assets	566,375	526,787
Prepaid income taxes	1,106,087	1,367,892
Total current assets	55,512,791	44,541,717
Property and equipment, net	1,973,131	1,869,561
Intangible assets, net	824,959	832,519
Operating lease right-of-use asset	3,013,865	—
Deferred income taxes, net	1,038,833	1,088,702
Other assets	207,759	109,759
Total assets	$62,571,338	$48,442,258

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,173,930	$772,470
Accrued payroll and benefits	2,236,649	1,802,321
Other accrued taxes	84,784	133,000
Warranty reserve	77,497	74,524
Deferred revenue	1,734,799	1,798,784
Current portion of operating lease liability	237,266	—
Other current liability	108,421	108,421
Total current liabilities	5,653,346	4,689,520
Deferred revenue	2,368,495	1,807,005
Operating lease liability	2,776,599	—
Total liabilities	10,798,440	6,496,525
Stockholders’ equity:
Common stock	1,143	1,099
Additional paid-in capital	18,683,848	15,317,335
Retained earnings	33,058,767	26,669,491
Accumulated other comprehensive income (loss)	29,140	(42,192)
Total stockholders’ equity	51,772,898	41,945,733
Total liabilities and stockholders’ equity	$62,571,338	$48,442,258

IRADIMED CORPORATION

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue	$9,963,299	$7,614,655	$27,626,488	$22,099,591
Cost of revenue	2,168,208	1,826,716	6,074,323	5,229,141
Gross profit	7,795,091	5,787,939	21,552,165	16,870,450
Operating expenses:
General and administrative	2,609,722	2,181,839	7,482,790	6,563,727
Sales and marketing	2,297,002	1,784,418	6,607,477	4,946,398
Research and development	369,526	373,583	1,053,409	1,149,397
Total operating expenses	5,276,250	4,339,840	15,143,676	12,659,522
Income from operations	2,518,841	1,448,099	6,408,489	4,210,928
Other income, net	110,064	42,555	280,663	110,465
Income before provision for income taxes	2,628,905	1,490,654	6,689,152	4,321,393
Provision for income tax expense (benefit)	174,035	(909,619)	299,876	(275,044)
Net income	$2,454,870	$2,400,273	$6,389,276	$4,596,437

Net income per share:
Basic	$0.22	$0.22	$0.57	$0.43
Diluted	$0.20	$0.20	$0.52	$0.38
Weighted average shares outstanding:
Basic	11,369,404	10,824,421	11,188,761	10,695,601
Diluted	12,309,948	12,195,870	12,248,102	12,059,694

IRADIMED CORPORATION

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Operating activities:
Net income	$6,389,276	$4,596,437
Adjustments to reconcile net income to net cash provided by operating activities:
Change in allowance for doubtful accounts	27,532	26,146
Change in provision for excess and obsolete inventory	104,407	97,901
Depreciation and amortization	961,597	844,885
Stock-based compensation	1,306,430	1,361,964
Deferred income taxes, net	26,071	(272,056)
(Gain) loss on maturities of investments	(3,859)	22,486
Changes in operating assets and liabilities:
Accounts receivable	(2,742,517)	(1,466,476)
Inventory	(570,242)	(257,884)
Prepaid expenses and other current assets	(547,694)	(430,889)
Other assets	(150,386)	(19,833)
Accounts payable	293,810	203,918
Accrued payroll and benefits	434,328	298,646
Other accrued taxes	(48,216)	(23,221)
Warranty reserve	2,973	(20,587)
Deferred revenue	537,700	166,344
Other current liability	—	(150)
Prepaid income taxes	261,805	(1,293,989)
Other	859	—
Net cash provided by operating activities	6,283,874	3,833,642

Investing activities:
Purchases of investments	—	(1,124,512)
Proceeds from maturities of investments	2,522,000	1,730,000
Purchases of property and equipment	(196,369)	(150,609)
Capitalized intangible assets	(59,912)	(13,484)
Net cash provided by investing activities	2,265,719	441,395

Financing activities:
Proceeds from exercises of stock options	2,209,525	1,234,565
Taxes paid related to net share settlement of equity awards	(149,398)	(16,414)
Net cash provided by financing activities	2,060,127	1,218,151
Net increase in cash and cash equivalents	10,609,720	5,493,188
Cash and cash equivalents, beginning of period	28,027,688	18,205,976
Cash and cash equivalents, end of period	$38,637,408	$23,699,164

IRADIMED CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Non-GAAP Net Income and Diluted EPS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$2,454,870	$2,400,273	$6,389,276	$4,596,437
Excluding:
Stock-based compensation expense, net of tax expense	342,596	378,623	982,305	1,024,785
Infrequent tax item*	—	(1,053,048)	(564,810)	(1,053,048)
Non-GAAP net income	$2,797,466	$1,725,848	$6,806,771	$4,568,174
Weighted-average shares outstanding – diluted	12,309,948	12,195,870	12,248,102	12,059,694
Non-GAAP net income per share – diluted	$0.23	$0.14	$0.56	$0.38

* The infrequent tax item is related to the excess tax benefits recognized in the provision for income taxes associated with the exercise and sale of certain incentive stock options.

Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$3,138,242	$727,933	$6,283,874	$3,833,642
Less:
Purchases of property and equipment	77,407	45,281	196,369	150,609
Free cash flow	$3,060,835	$682,652	$6,087,505	$3,683,033

Media Contact:

Chris Scott

Chief Financial Officer

IRADIMED CORPORATION

(407) 677-8022

InvestorRelations@iradimed.com